NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

KLONDIKE STAR MINERAL CORPORORATION

for

0.25 Shares of Common Stock of Klondike Gold Corporation

by

KLONDIKE GOLD CORORATION

Pursuant to the Offer to Exchange dated April 27, 2012

(Not to be used for Signature Guarantees)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., PACIFIC TIME, ON JUNE 22, 2012, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER TO EXCHANGE BUT NOT DURING ANY SUBSEQUENT OFFER PERIOD.

The Exchange Agent for the Offer is:

SIGNATURE STOCK TRANSFER, INC.

By Mail:	By Overnight Courier or By Hand:

Signature Stock Transfer, Inc. 2632 Coachlight Court Plano, TX 75093-3850	Signature Stock Transfer, Inc. 2632 Coachlight Court Plano, TX 75093-3850

By Facsimile:

(For Eligible Institutions Only)

(972) 612-4122

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used by shareholders of Klondike Star Mineral Corporation., a Delaware corporation (“Klondike Star”), desiring to tender shares of common stock, par value $0.0001 per share (the “Klondike Star common stock”), of Klondike Star pursuant to the Offer (as defined below) if certificates evidencing shares of Klondike Star common stock are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Signature Stock Transfer, Inc. (the “Exchange Agent”) on or prior to the expiration of the Offer. To tender shares of Klondike Star common stock, this Notice of Guaranteed Delivery must be delivered to the Exchange Agent at one of its addresses set forth above and must include a signature guarantee by a financial institution that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each, an “Eligible Institution”) in the form set forth herein. Please see the section of the Offer to Exchange entitled “The Exchange Offer—Procedure for Tendering.”

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION TO A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED

BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES OF KLONDIKE STAR COMMON STOCK TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to Klondike Gold Corp. (“Klondike Gold”), a British Columbia corporation, upon the terms and subject to the conditions set forth in the Offer to Exchange and the related Letter of Transmittal, each dated April 27, 2012, (which together, as amended, supplemented or modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Klondike Star common stock set forth below, pursuant to the guaranteed delivery procedure set forth in the section of the Offer to Exchange entitled “The Exchange Offer—Procedure for Tendering.”

Number of Shares:

Certificate Numbers (If Available):

Name of Tendering Institution:

Name(s) of Record Holders:

Taxpayer Identification or Social Security Number:

☐ Check this box if shares will be delivered by book-entry transfer:

Account Number:

Address(es):
(Zip Code)

Area Code and Telephone Number(s):

Dated:

Signature(s) of Holder(s):

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member of the Security Transfer Agent Medallion Signature Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Exchange Agent the shares of Klondike Star common stock tendered hereby, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and certificates for the shares of Klondike Star common stock, or an Agent’s Message (as defined in the Offer to Exchange) in the case of book-entry delivery, and any other required documents within three New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of Klondike Star common stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

(Authorized Signature)

Address:	Name:
(Please Print)
Title:
(Zip Code)

Area Code and Tel. No.:	Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.

SHARE CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.